Exhibit 99.1
ENERGY TRANSFER EQUITY
REPORTS RESULTS FOR FIRST QUARTER OF 2010
Dallas — May 6, 2010 — Energy Transfer Equity, L.P. (NYSE:ETE) today reported Distributable Cash Flow of $128.3 million, an increase of $5.8 million over the three months ended March 31, 2009. ETE’s net income attributable to its partners was $112.8 million for the three months ended March 31, 2010 as compared to $151.5 million for the three months ended March 31, 2009.
Distributable Cash Flow previously presented in ETE’s press release for the three months ended March 31, 2009 was reduced by contributions made to Energy Transfer Partners, L.P. (“ETP”) to maintain ETE’s general partner interest at 2%. In July 2009, ETP amended and restated its partnership agreement and as a result, ETE is no longer required to maintain a 2% general partner interest. Consequently, ETE’s capital contributions to ETP have been removed from the calculation of Distributable Cash Flow. Distributable Cash Flow is a “non-GAAP measure” as explained below.
The Partnership’s principal sources of cash flow are distributions it receives from its investments in the limited and general partner interests in ETP, including 100% of ETP’s incentive distribution rights and approximately 62.5 million of ETP’s Common Units. ETE currently has no operating activities apart from those conducted by ETP and its operating subsidiaries. ETE’s principal uses of cash are for distributions to its general and limited partners, expenses, debt service and, at ETE’s election, capital contributions to ETP in respect of ETE’s general partner interest in ETP.
The Partnership has scheduled a conference call for 2:00 p.m. Central Time today to discuss its 2010 first quarter results. The conference call will be broadcast live via an internet web cast, which can be accessed through www.energytransfer.com. The call will be available for replay on the Partnership’s website for a limited time.
Use of Non-GAAP Financial Measures
This press release and accompanying schedules include the non-generally accepted accounting principle (“non-GAAP”) financial measure of Distributable Cash Flow. The accompanying schedules provide a reconciliation of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with GAAP. The Partnership’s Distributable Cash Flow should not be considered as an alternative to GAAP financial measures such as net income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

Distributable Cash Flow. The Partnership defines Distributable Cash Flow for a period as cash distributions expected to be received from ETP in respect of such period in connection with the Partnership’s investments in limited and general partner interests of ETP, net of the Partnership’s cash expenditures for general and administrative costs and interest. Distributable Cash Flow is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership’s equity investments in ETP to the distributions the Partnership expects to pay its unitholders. Using this measure, the Partnership’s management can compute the coverage ratio of estimated cash flows to planned cash distributions.
Distributable Cash Flow is an important non-GAAP financial measure for our limited partners since it indicates to investors whether or not the Partnership’s investments are generating cash flows at a level that can sustain or support an increase in quarterly cash distribution levels. Financial measures such as Distributable Cash Flow are quantitative standards used by the investment community with respect to publicly-traded partnerships because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measures most directly comparable to Distributable Cash Flow are net income and cash flow from operating activities for ETE on a stand-alone basis (“Parent Company”). The accompanying analysis of Distributable Cash Flow is presented for the three months ended March 31, 2010 and 2009 for comparative purposes.
Energy Transfer Equity, L.P. (NYSE:ETE) is a publicly traded partnership, which owns the general partner of Energy Transfer Partners, L.P. and approximately 62.5 million ETP limited partner units.
Energy Transfer Partners, L.P. (NYSE:ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Arizona, Colorado, Louisiana, New Mexico, and Utah, and owns the largest intrastate pipeline system in Texas. ETP’s natural gas operations include gathering and transportation pipelines, treating and processing assets, and three storage facilities located in Texas. ETP currently has more than 17,500 miles of pipeline in service and has a 50% interest in joint ventures that have approximately 500 miles of interstate pipeline in service. ETP is also one of the three largest retail marketers of propane in the United States, serving more than one million customers across the country.
Contacts
Investor Relations:
Energy Transfer
Brent Ratliff
214-981-0700 (office)
Media Relations:
Vicki Granado
Granado Communications Group
214-504-2260 (office)
214-498-9272 (cell)
-more-

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	March 31, 2010	December 31, 2009
ASSETS
CURRENT ASSETS	$1,412,197	$1,267,959

PROPERTY, PLANT AND EQUIPMENT	10,274,322	10,117,041
ACCUMULATED DEPRECIATION	(1,098,943)	(1,052,566)

	9,175,379	9,064,475

ADVANCES TO AND INVESTMENTS IN AFFILIATES	653,390	663,298
GOODWILL	802,587	775,094
INTANGIBLES AND OTHER ASSETS, net	447,568	389,683

Total assets	$12,491,121	$12,160,509

LIABILITIES AND EQUITY

CURRENT LIABILITIES	$970,877	$889,745

LONG-TERM DEBT, less current maturities	7,465,027	7,750,998
LONG-TERM PRICE RISK MANAGEMENT LIABILITIES	105,794	73,332
OTHER NON-CURRENT LIABILITIES	226,552	226,183

COMMITMENTS AND CONTINGENCIES

	8,768,250	8,940,258

PARTNERS’ CAPITAL	60,306	152
NONCONTROLLING INTEREST	3,662,565	3,220,099

Total equity	3,722,871	3,220,251

Total liabilities and equity	$12,491,121	$12,160,509

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit data)
(unaudited)

	Three Months Ended March 31,
	2010	2009
REVENUES:
Natural gas operations	$1,306,709	$1,111,955
Retail propane	533,439	487,907
Other	31,833	30,112

Total revenues	1,871,981	1,629,974

COSTS AND EXPENSES:
Cost of products sold — natural gas operations	912,606	732,113
Cost of products sold — retail propane	304,981	220,222
Cost of products sold — other	7,278	6,804
Operating expenses	170,748	181,773
Depreciation and amortization	86,331	75,659
Selling, general and administrative	51,109	57,305

Total costs and expenses	1,533,053	1,273,876

OPERATING INCOME	338,928	356,098

OTHER INCOME (EXPENSE)
Interest expense, net of interest capitalized	(121,671)	(101,391)
Equity in earnings of affiliates	6,181	497
Losses on disposal of assets	(1,864)	(426)
Gains (losses) on non-hedged interest rate derivatives	(14,424)	10,051
Allowance for equity funds used during construction	1,309	20,427
Other, net	834	701

INCOME BEFORE INCOME TAX EXPENSE	209,293	285,957
Income tax expense	5,211	6,207

NET INCOME	204,082	279,750

LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	91,305	128,214

NET INCOME ATTRIBUTABLE TO PARTNERS	112,777	151,536

GENERAL PARTNER’S INTEREST IN NET INCOME	349	469

LIMITED PARTNERS’ INTEREST IN NET INCOME	$112,428	$151,067

BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.50	$0.68

BASIC AVERAGE NUMBER OF UNITS OUTSTANDING	222,941,108	222,898,065

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.50	$0.68

DILUTED AVERAGE NUMBER OF UNITS OUTSTANDING	222,941,108	222,898,065

ENERGY TRANSFER EQUITY, L.P.
DISTRIBUTABLE CASH
(Dollars in thousands, except per unit date)
(unaudited)
The following table presents the calculation and reconciliation of Distributable Cash Flow of Energy Transfer Equity, LP.

	Three Months Ended March 31,
	2010	2009
Distributable Cash Flow:
Cash distributions expected from Energy Transfer Partners, L.P. associated with:
General partner interest (1):
Standard distribution rights	$4,880	$4,860
Incentive distribution rights	94,917	84,146
Limited partner interest (1):
62,500,797 Common units	55,860	55,860

Total cash distributions expected from Energy Transfer Partners, L.P. (2)	155,657	144,866
Deduct expenses of the Parent Company on a stand-alone basis:
Parent Company related expenses	(2,244)	(1,902)
Interest expense (excluding amortization of financing costs), interest income, and realized gains and losses on interest rate derivatives	(25,153)	(20,462)

Distributable Cash Flow	$128,260	$122,502

Cash distributions to be paid to the partners of Energy Transfer Equity, L.P. (3):
Quarterly distribution per limited partner unit as of the end of the period	$0.5400	$0.5250
Distributions to be paid to limited partners	120,388	117,021
Distributions to be paid to general partner	374	363

Total cash distributions to be paid to the partners of Energy Transfer Equity, L.P.(3)	$120,762	$117,384

Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net Income Attributable to Partners” and GAAP “Net Cash Provided by Operating Activities” for the Parent Company on a stand-alone basis:
Net income attributable to partners	$112,777	$151,536
Adjustment to derive to Distributable Cash Flow:
Equity in earnings of unconsolidated affiliates	(146,378)	(176,593)
Cash distributions expected from Energy Transfer Partners, L.P.	155,657	144,866
Amortization included in interest expense	698	2,742
Other non-cash	228	139
Unrealized (gains) losses on non-hedged interest rate swaps	5,278	(188)

Distributable Cash Flow	128,260	122,502

Adjustments to Distributable Cash Flow to derive Net Cash Provided by Operating Activities:
Cash distributions expected from Energy Transfer Partners, L.P.	(155,657)	(144,866)
Cash distributions received from Energy Transfer Partners, L.P.	145,547	139,720
Deferred income taxes	26	—
Net changes in operating assets and liabilities	688	(2,752)

Net cash provided by operating activities for the Parent Company on a stand-alone basis	$118,864	$114,604

(1)
For the three months ended March 31, 2010, cash distributions expected to be received from Energy Transfer Partners, L.P. consists of cash distributions in respect of the quarter ended March 31, 2010 payable on May 17, 2010 to holders of record on the close of business on May 7, 2010. For the three months ended March 31, 2009, cash distributions received from Energy Transfer Partners, L.P. consists of cash distributions paid on May 15, 2009 for the quarter ended March 31, 2009.

(2)
Distributable Cash Flow previously presented in our press release for the three months ended March 31, 2009 was reduced by $3.4 million of contributions made to ETP to maintain our general partner interest at 2%. In July 2009, ETP amended and restated its partnership agreement and as a result, we are no longer required to maintain a 2% general partner interest. Consequently, our capital contributions to ETP have been removed from the calculation of Distributable Cash Flow.

(3)
For the three months ended March 31, 2010, cash distributions expected to be paid by Energy Transfer Equity, L.P. consists of cash distributions in respect of the quarter ended March 31, 2010 payable on May 19, 2010 to holders of record on May 7, 2010. For the three months ended March 31, 2009, cash distributions paid by Energy Transfer Equity, L.P. consists of cash distributions paid on May 19, 2009 in respect of the quarter ended March 31, 2009.